                                                        Exhibit Index on Page 41



    As filed with the Securities and Exchange Commission on October 19, 2001


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)         October 19, 2001
                                                --------------------------------

Commission File Number:                1-11954
                       ---------------------------------------------------------


                              VORNADO REALTY TRUST
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                     MARYLAND                               22-1657560
----------------------------------------------   -------------------------------
(State or other jurisdiction of incorporation)          (I.R.S. Employer
                                                     Identification Number)


   888 Seventh Avenue, New York, New York                    10019
------------------------------------------   -----------------------------------
  (Address of principal executive offices)                 (Zip Code)


                                 (212) 894-7000
--------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)

                                       N/A
--------------------------------------------------------------------------------
           (Former Name, Former Address, if Changed Since Last Report)

ITEM 1-4.   NOT APPLICABLE

ITEM 5.     OTHER EVENTS

            On October 19, 2001, Vornado Realty Trust ("Vornado"), a real estate investment trust organized under the laws of the State of Maryland, entered into a definitive agreement pursuant to which Charles E. Smith Commercial Realty L.P. ("CESCR") will combine its operations with Vornado. Vornado currently owns a 34% interest in CESCR. The consideration for the remaining 66% of CESCR is approximately $1,584 million, consisting of a fixed amount 15.7 million newly issued Vornado Operating Partnership units (preliminarily valued at $599 million) and $985 million of debt (66% of CESCR's total debt).

            CESCR owns and manages approximately 12.4 million square feet of office properties in Washington D.C. and Northern Virginia, and manages an additional 5.8 million square feet of office and other commercial properties in the Washington D.C. area.

            Upon closing this transaction, Vornado will expand its Board of Trustees to nine members from seven. Robert H. Smith and Robert P. Kogod will be added to the Board of Trustees. Mr. Smith is to have the title of Chairman of Charles E. Smith Commercial Realty, a division of Vornado Realty Trust.

            The closing, which is expected in the first quarter of 2002, is subject to receipt of certain consents from third parties and other customary closing conditions; accordingly, there can be no assurance that the proposed transaction will ultimately be completed.

            This transaction was arrived at through arms-length negotiations and was consummated through subsidiaries of Vornado Realty L.P. Vornado Realty Trust currently owns 86% of Vornado Realty L.P. and is the sole general partner. Subsequent to the above transaction Vornado will own approximately 75% of Vornado Realty L.P. and remain the sole general partner.

ITEM 6.     NOT APPLICABLE

ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

            There are filed herewith:

            o The consolidated financial statements of Charles E. Smith Commercial Realty L.P. as of December 31, 2000 and for the year then ended; and unaudited financial statements of Charles E. Smith Commercial Realty L.P. as of and for the six months ended June 30, 2001.

            o The consolidated pro forma balance sheet of Vornado Realty Trust as of June 30, 2001 and the consolidated pro forma income statements of Vornado Realty Trust for the six months ended June 30, 2001 and the year ended December 31, 2000 commencing on page 31, prepared to give pro forma effect to the CESCR acquisition described in Item 5 above.

                                                                            PAGE
                                                                            ----

CHARLES E. SMITH COMMERCIAL REALTY L.P. - CONSOLIDATED FINANCIAL STATEMENTS
  AS OF DECEMBER 31, 2000 AND FOR THE YEAR THEN ENDED:
     Independent Auditors' Report...........................................  4
     Consolidated Balance Sheet as of December 31, 2000.....................  5
     Consolidated Statement of Income for the Year Ended December 31, 2000.. 6 Consolidated Statement of Changes in Partners' Deficit for the
       Year Ended December 31, 2000.........................................  7
     Consolidated Statement of Cash Flows for the Year Ended
       December 31, 2000....................................................  8
     Notes to the Consolidated Financial Statements.........................  9

CHARLES E. SMITH COMMERCIAL REALTY L.P. - UNAUDITED CONSOLIDATED FINANCIAL
  STATEMENTS AS OF JUNE 30, 2001 AND FOR THE SIX MONTHS THEN ENDED:
      Consolidated Balance Sheet as of June 30, 2001 (Unaudited)............ 25
      Consolidated Statements of Income for the Three and Six Months
        Ended June 30, 2001 and 2000 (Unaudited)............................ 26
      Consolidated Statements of Cash Flows for the Six Months Ended
        June 30, 2001 and 2000 (Unaudited).................................. 27
      Notes to the Consolidated Financial Statements (Unaudited)............ 28

CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS (UNAUDITED):
      Consolidated Pro Forma Balance Sheet at June 30, 2001................. 32
      Consolidated Pro Forma Income Statement for the Six Months
        Ended June 30, 2001................................................. 33
      Consolidated Pro Forma Income Statement for the Year Ended
        December 31, 2000................................................... 34
      Supplemental Pro Forma Information.................................... 35
      Notes to Consolidated Pro Forma Financial Statements.................. 38

EXHIBIT NO.

23.1      Consent of Arthur Andersen LLP

ITEM 8-9.   NOT APPLICABLE.

                     CHARLES E. SMITH COMMERCIAL REALTY L.P.
                        CONSOLIDATED FINANCIAL STATEMENTS
                             AS OF DECEMBER 31, 2000
                         TOGETHER WITH AUDITORS' REPORT

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Unitholders of
Charles E. Smith Commercial Realty L.P.:

We have audited the accompanying consolidated balance sheet of Charles E. Smith Commercial Realty L.P. and its subsidiaries (the Operating Partnership, a Delaware limited partnership) as of December 31, 2000, and the related consolidated statements of income, changes in partners' deficit and cash flows for the year then ended. These financial statements are the responsibility of the Operating Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Charles E. Smith Commercial Realty L.P. and its subsidiaries as of December 31, 2000, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.


                                /s/ ARTHUR ANDERSEN LLP

Vienna, Virginia
September 21, 2001

                     CHARLES E. SMITH COMMERCIAL REALTY L.P.
                           CONSOLIDATED BALANCE SHEET
                             AS OF DECEMBER 31, 2000
                             (DOLLARS IN THOUSANDS)



ASSETS
Rental property, net of accumulated depreciation                                      $ 1,150,992
Cash and cash equivalents                                                                   5,855
Escrows and tenants' security deposits - restricted                                        37,328
Tenant and other receivables, net of allowances
       for doubtful accounts of $668                                                       21,711
Accrued rental income                                                                      24,293
Other receivables                                                                           3,734
Deferred charges, net of accumulated amortization                                          22,907
Investment in joint venture                                                                 8,599
Other assets                                                                                4,390
                                                                                      -----------
       Total assets                                                                   $ 1,279,809
                                                                                      ===========

LIABILITIES AND PARTNERS' DEFICIT
Liabilities:
       Mortgage notes payable                                                         $ 1,458,230
       Line of credit                                                                      34,000
       Accounts payable and accrued expenses                                               29,486
       Accounts payable-related parties                                                     1,955
       Rents received in advance                                                            5,497
       Tenants' security deposits                                                           3,673
       Other liabilities                                                                    6,913
                                                                                      -----------
               Total liabilities                                                        1,539,754
                                                                                      -----------

Commitments and contingencies

Convertible, redeemable Class C unitholders (2.5 million units authorized,
       issued and outstanding, $24 per unit carrying and redemption amount)                59,004

Partners' deficit:
       Cumulative, convertible, preferred Class D unitholders (7.7 million units
           authorized, issued, and outstanding)                                           241,900
       Class A unitholders (19.8 million units authorized, issued, and outstanding)      (616,115)
       Accumulated earnings                                                                55,266
                                                                                      -----------
               Total partners' deficit                                                   (318,949)
                                                                                      -----------
       Total liabilities and partners' deficit                                        $ 1,279,809
                                                                                      ===========


  The accompanying notes are an integral part of this consolidated statement.

                     CHARLES E. SMITH COMMERCIAL REALTY L.P.
                        CONSOLIDATED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 2000
                             (DOLLARS IN THOUSANDS)


               REVENUES
               Property rentals                           $ 313,982
               Expense reimbursements                         7,992
               Property management and leasing               22,110
                                                          ---------
                    Total revenues                          344,084
                                                          ---------



               EXPENSES
               Operating                                     81,225
               Real estate taxes                             21,783
               Ground rent                                    2,254
               Depreciation and amortization                 42,998
               General and administrative                    24,105
                                                          ---------
                    Total operating expenses                172,365
                                                          ---------

               Operating income                             171,719

               Income from unconsolidated joint venture         596
               Interest income                                2,957
               Interest expense                             (98,565)
                                                          ---------

               Net income                                    76,707

               Class D preferred unit distributions         (14,412)
                                                          ---------

               Net income applicable to Class A and
                    Class C unitholders                   $  62,295
                                                          =========


  The accompanying notes are an integral part of this consolidated statement.

                     CHARLES E. SMITH COMMERCIAL REALTY L.P.
             CONSOLIDATED STATEMENT OF CHANGES IN PARTNERS' DEFICIT
                      FOR THE YEAR ENDED DECEMBER 31, 2000
                             (DOLLARS IN THOUSANDS)


                                                                                     Preferred
                                                                        Class A       Class D     Accumulated    Partners'
                                                                      Unitholders   Unitholders     Earnings      Deficit
                                                                      -----------   -----------     --------      -------
BALANCE, December 31, 1999                                              $(571,690)   $ 241,900     $  27,826    $(301,964)
     Units exchanged for acquisitions, contributed at carryover basis     (47,894)          --            --      (47,894)
     Amortization of unit grants                                              536           --            --          536
     Contributions                                                          3,734           --            --        3,734
     Distributions                                                             --           --       (49,267)     (49,267)
     Repurchase of partnership units                                         (641)          --            --         (641)
     Net income                                                                --           --        76,707       76,707
     Other                                                                   (160)          --            --         (160)
                                                                        ---------    ---------     ---------    ---------
BALANCE, December 31, 2000                                              $(616,115)   $ 241,900     $  55,266    $(318,949)
                                                                        =========    =========     =========    =========



  The accompanying notes are an integral part of this consolidated statement.

                     CHARLES E. SMITH COMMERCIAL REALTY L.P.
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 2000
                             (DOLLARS IN THOUSANDS)


CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income                                                    $  76,707
     Adjustments to reconcile net income to net cash provided by operating activities-
              Depreciation and amortization                           42,998
              Amortization of deferred financing charges               1,780
              Amortization of unit grants                                536
              Income from unconsolidated joint venture                  (596)
              Lease acquisition costs                                 (2,522)
              Decrease in accrued rental income                        2,812
              Increase in tenant and other receivables                (3,994)
              Increase in other receivables                           (1,871)
              Increase in other assets                                  (428)
              Increase in rents received in advance                    1,297
              Increase in accounts payable and accrued expenses        9,634
              Increase in tenants' security deposits                   1,453
              Decrease in accounts payable - related parties          (2,675)
              Decrease in other liabilities                           (1,152)
                                                                   ---------
                  Net cash provided by operating activities          123,979
                                                                   ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
     Additions to rental property                                    (77,079)
     Acquisitions of rental property                                (292,000)
     Increase in escrows and tenants' security deposits              (14,491)
     Distributions from joint venture                                    875
                                                                   ---------
                  Net cash used in investing activities             (382,695)
                                                                   ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
     Repayments of mortgages payable                                (193,675)
     Proceeds from mortgages payable                                 429,912
     Proceeds from line of credit, net                                34,000
     Payment of financing fees                                        (6,853)
     Repurchase of partnership units                                    (641)
     Contributions                                                     3,734
     Distributions to partners                                       (49,193)
                                                                   ---------
                  Net cash provided by financing activities          217,284
                                                                   ---------

NET DECREASE IN CASH AND CASH EQUIVALENTS                            (41,432)
CASH AND CASH EQUIVALENTS, beginning of year                          47,287
                                                                   ---------
CASH AND CASH EQUIVALENTS, end of year                             $   5,855
                                                                   =========


  The accompanying notes are an integral part of this consolidated statement.

                     CHARLES E. SMITH COMMERCIAL REALTY L.P.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                             AS OF DECEMBER 31, 2000

1.    ORGANIZATION AND FORMATION OF OPERATING PARTNERSHIP

Charles E. Smith Commercial Realty L.P. (the Operating Partnership), was formed on July 25, 1997, as a Delaware limited partnership. On October 31, 1997, the Operating Partnership completed its initial consolidation of certain property partnerships and property service companies (the CES Group); prior to October 31, 1997, the Operating Partnership had no operations. Simultaneously, the entities that owned the properties and the property service companies included in the CES Group (the Predecessor Partners) contributed the properties and service businesses to the Operating Partnership (or to entities owned by the Operating Partnership) and received in exchange, directly or indirectly, limited partnership units in the Operating Partnership. In addition, Vornado Realty Trust (the Investor) contributed $60 million on October 31, 1997 in return for
2.5 million convertible redeemable Class C units. As a result of the initial 1997 consolidation, and subsequent consolidations of additional property partnerships, the Operating Partnership issued Operating Partnership units to the predecessor partners of the entities acquired. Because of prior common ownership and management, contributed assets and liabilities were recorded at their historical net book value, which also resulted in the transfer of approximately $605.4 million of net carry-over equity deficits to the Operating Partnership.

On March 3, 1999, the Investor contributed to the Operating Partnership the land previously subject to certain ground leases under: (1) eight properties, containing approximately 2.5 million square feet, that were subject to ground leases requiring minimum rental plus 50% of net cash flows, and (2) seven properties, containing approximately 1.2 million square feet, that were subject to a ground lease requiring minimum rental and 5.1% of net cash flow. The Investor also contributed a 50% ownership in five properties (the Crystal Parks) and the ground leases for the land underneath the Crystal Parks. In return for these contributions, the Investor received approximately 7.7 million cumulative, convertible, preferred Class D limited partnership units for estimated consideration of approximately $242 million. As a result of this transaction (the March 1999 Transaction), the Investor increased its effective ownership in the Operating Partnership from approximately 11% at December 31, 1998, to approximately 34%, and the size of the Board of Managers of the general partner of the Operating Partnership was increased from two to three managers, with the Investor appointing the additional new manager. Additionally, if the Operating Partnership has not completed a Public REIT Transaction or Initial Public Offering, as defined, by March 1, 2002, the Board of Managers of the general partner of the Operating Partnership will add a fourth manager, to be designated by the Investor. The March 1999 Transaction has been accounted for as a purchase and the $242 million purchase price has been allocated to the land acquired.

As of December 31, 2000, the Operating Partnership had approximately 19.8 million Class A units, 2.5 million Class C units, and approximately 7.7 million Class D units outstanding.

CURRENT OPERATIONS

The Operating Partnership and its subsidiaries are engaged in the ownership, operation, management, leasing, acquisition, expansion, and development of primarily commercial office building properties. As of December 31, 2000, the Operating Partnership owned, either through wholly owned subsidiaries or through its non-controlling general partner interest in a joint venture, 53 office properties (the Properties) containing approximately 12.6 million square feet of office space and approximately 440,000 square feet of retail space as follows:
(1) a 100% fee interest in 26 properties containing approximately 7.2 million square feet located in Crystal City, VA; (2) a 100% fee interest in seven properties containing approximately 2.1 million square feet located in Bailey's Crossroads, VA; (3) a 100% fee interest in four properties containing approximately 870,000 square feet located in Washington, D.C.; (4) a 100% fee interest in three properties containing approximately 470,000 square feet located in Tyson's Corner, VA; (5) a 100% fee interest in six properties containing approximately 900,000 square feet located in Reston, VA; (6) a 100% fee interest in one property containing approximately 204,000 square feet located in Bethesda, MD; (7) a 100% interest in two properties containing approximately 609,000 square feet, which are subject to ground leases with a third party, located in Clarendon, VA; (8) a 100% interest in a property containing approximately 190,000 square feet, that is subject to a ground lease with a third party, located in Washington, D.C. and (9) a 20% non-controlling general partner interest in a partnership owning 3 properties containing approximately 541,000 square feet located in Tysons Corners, VA. The Operating Partnership is developing a property in Bailey's Crossroads, VA containing approximately 370,000 square feet of office space, which is 93% pre-leased to a United States government agency. The Operating Partnership also owns a 100% ownership interest in a commercial management company that provides leasing and management services to the Properties and to third parties.

2000 ACQUISITIONS

On January 1, 2000, the Operating Partnership issued approximately 118,000 Class A partnership units to acquire a property containing approximately 268,000 square feet. In conjunction with this transaction, the Operating Partnership assumed the debt on the property, which had a balance of approximately $35 million, and received approximately $4 million in cash. Because the previous owners included individuals who are related parties to the Operating Partnership, the building and improvements have been recorded at their historical net book value.

On February 1, 2000, the Operating Partnership issued approximately 124,000 Class A partnership units in exchange for the ownership interest in a property containing approximately 204,000 square feet. The owners of the partnership included individuals who are related parties to the Operating Partnership. Consequently, the assets and liabilities related to the interests contributed by the partners have been recorded at their historical net book value.

During 2000, the Operating Partnership acquired six properties, containing approximately 900,000 square feet, located in Reston, Virginia, and three properties, containing approximately 470,000 square feet, located in Tysons Corner, Virginia, for approximately $292 million. These acquisitions have been accounted for as purchases, and the purchase price has been allocated among the land, building and equipment acquired.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The accompanying consolidated balance sheet as of December 31, 2000, and the consolidated statements of income, changes in partners' deficit, and cash flows for the year then ended, include all of the accounts of the Operating Partnership and its majority owned subsidiaries where the Operating Partnership exercises control. All significant intercompany balances and transactions have been eliminated.

RENTAL PROPERTY

With the exception of the Joint Venture, the assets acquired in the March 1999 Transaction, and the nine properties acquired in 2000, which are recorded at their actual cost, rental property is recorded at carry over basis and therefore is at the Predecessor Partnerships' historical cost net of accumulated depreciation at the time of contribution. The cost of buildings and improvements excludes financing costs, interest costs, and real estate taxes incurred during the original construction period except for properties constructed subsequent to December 15, 1979, and December 31, 1982, the dates for which Statement of Financial Accounting Standards (SFAS) No. 34, CAPITALIZATION OF INTEREST COST, and No. 67, ACCOUNTING FOR COSTS AND INITIAL RENTAL OPERATIONS OF REAL ESTATE PROJECTS, became effective. Ordinary repairs and maintenance are expensed as incurred; major replacements and improvements are capitalized.

Depreciation is computed using the straight-line method over the following estimated useful asset lives:

    Buildings and improvements............   20 to 40 years
    Furniture, fixtures, and equipment....   5 to 10 years
    Tenant improvements...................   Lesser of lease term or useful life

When assets are sold or retired, their costs and related accumulated depreciation are removed from the accounts, with the resulting gains or losses reflected in net income for the period.

Impairment losses on long-lived assets used in operations are recorded when events and circumstances indicate that the assets might be impaired and the estimated undiscounted cash flows (before interest expense) to be generated by those assets are less than the carrying amount of those assets. Upon the determination that impairment has occurred, those assets will be reduced to fair value. No such impairment losses have been recognized to date.

CASH AND CASH EQUIVALENTS

For purposes of the statement of cash flows, cash and cash equivalents include amounts invested in overnight repurchase agreements backed by U.S. government obligations and other U.S. government obligation money funds, all with purchased maturities of three months or less.

ESCROWS AND TENANTS' SECURITY DEPOSITS

At December 31, 2000, escrows primarily include externally restricted funds established pursuant to agreements for tenants' security deposits and lender agreements requiring escrowed property taxes, insurance, and tenant and capital improvements.

DEFERRED CHARGES

Deferred charges consist primarily of deferred financing charges and lease acquisition costs. Fees incurred to obtain long-term financing have been deferred and are being amortized over the terms of the respective loans using the effective interest method. The amortization of deferred financing charges is included in interest expense in the accompanying consolidated statements of income. Costs incurred in the successful negotiation of leases, including brokerage, legal, and other costs, have been deferred and are amortized on a straight-line basis over the terms of the respective leases.

INVESTMENT IN JOINT VENTURE

In July 1999, a wholly owned subsidiary of the Operating Partnership contributed approximately $8.9 million to acquire a twenty percent non-controlling general partner interest in a partnership with a third party (the Joint Venture). The Joint Venture owns and operates three properties containing approximately 401,000 square feet of office and 140,000 square feet of retail space. Additionally, the Operating Partnership provides property management and leasing services to the Joint Venture. The Operating Partnership accounts for this investment under the equity method. This investment was recorded initially at cost and is adjusted by the Operating Partnership's share of subsequent income
(loss) and cash contributions and distributions.

REVENUE RECOGNITION

Minimum rental income is recognized on a straight-line basis over the term of the lease, regardless of when payments are due. Accrued rental income on the accompanying consolidated balance sheet represents the cumulative minimum rental income recognized in excess of rental payments currently due. Rent currently due in excess of minimum rental income recognized was approximately $2.8 million for the year ended December 31, 2000. Additionally, certain of the lease agreements contain provisions that provide for the reimbursement of the tenants' share of real estate taxes and increases in operating expenses in excess of specified amounts. Expense reimbursements are recognized as they are earned.

Property management and leasing fees are generally based on a percentage of gross monthly revenue of managed properties and are recognized as revenue as they are earned. Leasing commissions and facilities management fees are recognized as revenue as they are earned.

INCOME TAXES

The accompanying financial statements do not contain any provision for federal income taxes. All federal income tax liabilities and/or tax benefits are passed through to the partners in accordance with the Operating Partnership agreement and the Internal Revenue Code.

The Operating Partnership calculates its provision for District of Columbia franchise taxes in accordance with SFAS 109, ACCOUNTING FOR INCOME TAXES. As of December 31, 2000, the Operating Partnership had deferred tax assets of approximately $1.3 million, which are included as components of other assets in the accompanying consolidated balance sheet. The deferred tax assets are primarily a result of temporary differences in the timing of the recognition of depreciation expense and rental revenue for financial reporting purposes and tax purposes. The Operating Partnership expects to realize the deferred tax assets over the time periods in which the related temporary differences reverse.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NEW ACCOUNTING PRONOUNCEMENTS

During 1998, the Financial Accounting Standards Board issued SFAS No. 133, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES, which is effective for the years beginning after June 15, 2000 as amended by SFAS No. 137, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES - DEFERRAL OF THE EFFECTIVE DATE OF FASB STATEMENT NO. 133- AN AMENDMENT OF FASB STATEMENT NO.
133. The Operating Partnership adopted SFAS No. 133 in the first quarter of 2001, and it did not have a significant impact on the Operating Partnership's financial statements.

3.    RENTAL PROPERTY

Rental property as of December 31, 2000, consists of the following (in thousands):


Land                                                    $    301,176
Buildings, improvements and tenant improvements            1,264,314
Construction in process                                       40,794
                                                        ------------
     Subtotal                                              1,606,284
Less - Accumulated depreciation                             (455,292)
                                                        ------------
     Total                                              $  1,150,992
                                                        ============

Depreciation expense related to rental property was approximately $40.5 million for the year ended December 31, 2000. Repairs and maintenance expense of the Operating Partnership was approximately $14.7 million for the year ended December 31, 2000.

4.    DEFERRED CHARGES

Deferred charges as of December 31, 2000, consist of the following (in thousands):


Lease acquisition costs                                 $     35,536
Deferred financing charges                                    20,702
                                                        ------------
     Subtotal                                                 56,238
Less - Accumulated amortization                              (33,331)
                                                        ------------
     Total                                              $     22,907
                                                        ============

Amortization expense of lease acquisition costs was approximately $2.5 million for the year ended December 31, 2000. Amortization expense of deferred financing charges was approximately $1.8 million for the year ended December 31, 2000, and is included in interest expense on the accompanying consolidated statement of income.

5.    LEASING ACTIVITIES

Future minimum lease payments to be received under noncancellable operating leases at December 31, 2000, expiring on various dates through December 2025 are as follows (in thousands):


                                              AMOUNT
                                              ------

                 2001                       $  269,066
                 2002                          237,170
                 2003                          185,703
                 2004                          124,158
                 2005                           68,519
                 Thereafter                  1,401,204

The above does not include expense reimbursements from tenants that may be required by the leases. Contingent rentals received from office tenants were approximately $6.7 million for the year ended December 31, 2000.

As of December 31, 2000, one major tenant, the General Services Administration
(GSA), occupied approximately 43 percent of the Operating Partnership's total square feet. Included within the GSA amounts is the United States Patent and Trademark Office (PTO), which occupies approximately 16 percent of the Operating Partnership's total square feet in nineteen of the Properties. The majority of the PTO space is under leases that expire between 2003 and 2005.

GSA has conducted a competition for the consolidation of the PTO in up to eight buildings in Northern Virginia pursuant to a new twenty-year lease. The Operating Partnership was one of three finalists for this long-term housing solution for the PTO. On June 1, 2000, GSA awarded a lease to the offeror of a site in Alexandria, Virginia, and not the Operating Partnership. Pursuant to the new lease, PTO is expected to occupy the new site beginning in late 2003 and continuing through early fall 2004.

6.    MORTGAGE NOTES PAYABLE

The Operating Partnership has mortgage loans as follows as of December 31, 2000 (in thousands):


                                                                           INTEREST
PROPERTY                                                     BALANCE         RATE         MATURITY
--------------------------------------------------------------------------------------------------
FIXED RATE DEBT
Second Crystal Park Associates L.P.                     $     60,065         10.00%       01/01/02
CESC 1750 Pennsylvania Avenue L.L.C.                          34,777         10.21%       05/15/02
CESC Plaza L.P. & CESC Plaza Five L.P.                        73,256          6.70%       10/01/04
CESC One Democracy Plaza L.P.                                 27,732          8.77%       02/01/05
CESC Reston Executive Center L.L.C.                           72,500          7.83%       01/01/06
Fifth Crystal Park Associates L.P.,  Tranche A                40,500          6.80%       07/01/06
Fifth Crystal Park Associates L.P.,  Tranche B                 3,920          8.39%       07/01/06
CESC One Skyline Place, L.L.C.                                14,639          8.30%       08/01/06
CESC Two Skyline Place, L.L.C.                                14,639          8.30%       08/01/06
CESC Six Skyline Place, L.L.C.                                34,953          8.05%       11/01/07
CESC Two Courthouse Plaza L.P.                                34,378          7.19%       01/01/08
CESC One Skyline Tower L.L.C.                                 67,416          7.05%       06/11/08
CESC Three Skyline Place L.L.C.                               18,023          7.05%       06/11/08
First Crystal Park Associates L.P.                            55,462          8.11%       10/01/09
CESC  Square Four L.L.C.                                      49,945          8.07%       10/01/10
CESC Mall L.L.C.                                              64,567          9.89%       12/15/11


                                                                           INTEREST
PROPERTY                                                     BALANCE         RATE         MATURITY
--------------------------------------------------------------------------------------------------
CESC Gateway Two L.P.                                         37,547         7.03%        08/01/13
Third Crystal Park Associates, L.P.                           62,770         7.03%        08/01/13
CESC Square L.L.C.                                            93,935         7.81%        11/01/14
CESC Gateway/Square L.L.C.                                   117,100         7.94%        10/01/24
CESC Crystal/Rosslyn L.L.C.                                   74,356         6.90%        11/11/27
CESC One Courthouse Plaza L.L.C.                              47,354         7.19%        01/01/28
CESC Four (and Five) Skyline Place L.L.C.                     48,999         6.86%        01/01/28
Fourth Crystal Park Associates L.P.                           65,441         6.51%        09/01/28
CESC 1101, 1730, 1140, & 1150 Streets, L.L.C.                 94,431         7.99%        08/01/30

VARIABLE RATE DEBT
CESC Tyson's Dulles Plaza, L.L.C.                             70,000        8.121%        06/30/03
CESC Commerce Executive Park, L.L.C.                          54,758        7.454%        07/31/03

SECURED CONSTRUCTION LOAN
$52.5 million construction loan                               24,767        7.969%        04/14/02
                                                        ------------
                                                        $  1,458,230
                                                        ============

During 2000, the Operating Partnership refinanced approximately $207.6 million of its maturing mortgage notes and borrowed an additional $197.5 million in mortgage notes related to the acquisition of new properties. No extraordinary losses were incurred in conjunction with the refinancings.

Borrowings on the construction loan bear interest at a rate which is the higher of the Prime Rate on the day of the draw or the Federal Funds Rate on that day plus 50 basis points, or at a rate of the London Interbank Offer Rate (LIBOR) plus 135 basis points. The construction loan was obtained to finance the development of an approximately 370,000 square foot office building on a property located in Bailey's Crossroads, VA. The construction loan is collateralized by the land and improvements and is partially guaranteed by the Operating Partnership. The balance is included in mortgage notes payable on the accompanying consolidated balance sheet.

As of December 31, 2000, mortgage notes payable consists of 27 loans collateralized by the land owned by the Operating Partnership, the land owned by the ground lessors, and substantially all of the buildings and improvements. The mortgage notes payable are generally due in monthly installments of principal and interest and mature at various dates through August 1, 2030. The CESC Tyson's Dulles Plaza, L.L.C. mortgage note has a variable rate of 150 basis points over the one year LIBOR and is adjusted annually. The CESC Commerce Executive Park L.L.C. mortgage note has a variable rate of 130 basis points over the LIBOR. The loan is currently segregated into 2 tranches with one tranche being adjusted annually and the other every six months.

The scheduled principal payments of mortgage notes payable at December 31, 2000, are as follows (in thousands):


                                                AMOUNT
                                                ------

                 2001                         $    76,489
                 2002                              77,227
                 2003                             141,376
                 2004                              87,001
                 2005                              19,859
                 Thereafter                     1,056,278
                                              -----------
                                              $ 1,458,230
                                              ===========

Certain mortgage notes payable are subject to prepayment penalties or defeasance, typically calculated based on yield maintenance, in the event of an early principal repayment.

In connection with certain loans, lenders have required certain of the entities to establish escrows for real estate taxes, insurance, capital and tenant improvements, leasing costs, and capital reserves. The escrows are held by the lenders in money market accounts and had an aggregate carrying value at December 31, 2000, of approximately $36.7 million.

At December 31, 2000 the Operating Partnership was in compliance with all loan covenants on its outstanding mortgages.

7.    LINE OF CREDIT

The Operating Partnership had a $50 million revolving line of credit of which $0 was outstanding when the facility expired on October 31, 2000. Borrowings under the line of credit bore interest at the lender's prime rate or the Eurodollar rate plus 180 basis points. The Operating Partnership paid an annual fee of 0.15% on any unused portion of the line of credit.

On October 26, 2000, the Operating Partnership obtained a $200 million revolving line of credit (the New Line) of which $34 million was outstanding as of December 31, 2000. The New Line expires on October 26, 2003. The Operating Partnership has two one-year options to extend the expiration date of the New Line. Borrowings under the New Line bear interest at a base rate (the greater of the Federal Funds Rate plus 50 basis points or the lender's Prime Rate) plus a range of 50 to 125 basis points depending on the leverage ratio of the Operating Partnership, or a rate of LIBOR plus a range of 225 to 300 basis points depending on the leverage ratio of the Operating Partnership. The Operating Partnership pays an annual fee ranging from 15 to 25 basis points of the unused portion of the New Line depending on the leverage ratio of the Operating Partnership. The New Line contains certain financial covenants, including maintenance of minimum net worth and debt service coverage ratios, maximum leverage ratio, and minimum cash reserves.

At December 31, 2000, the Operating Partnership was in compliance with all loan covenants on its line of credit.

8.    RELATED-PARTY TRANSACTIONS

Commercial management and leasing revenues from entities in which certain partners of the Operating Partnership exercise control amounted to approximately $2.8 million for the year ended December 31, 2000.

In 1994, Charles E. Smith Management, Inc. (CESMI), and Facilities Management Corporation (FMC), the predecessor entities to Charles E. Smith Real Estate Services L.P. (CESRES), a wholly owned subsidiary of the Operating Partnership, entered into a cost-sharing agreement with Charles E. Smith Residential Realty, Inc. (SRW), a related entity, under which CESRES is required to reimburse SRW for legal, systems, human resources, payroll, accounts payable, and other administrative functions. The agreement is for one year and automatically renews on an annual basis until such time as either party gives notice of nonrenewal. CESRES is allocated expenses based on formulas determined by the Operating Partnership's and SRW's management. Human resources, payroll department expenses, and office support are allocated primarily based on employee head count. Legal and systems costs are allocated based on actual usage. Accounts payable department costs are allocated based on the estimated nonpayroll expenditures. Included in expenses for the Operating Partnership for the year ended December 31, 2000, were allocated expenses of approximately $2.7 million. Although these agreements were not negotiated at arms length, the Operating Partnership believes based upon comparable fees charged by other service providers, that their terms are fair to the Operating Partnership.

      o Substantially all of the Properties' tenant construction management services, engineering, repair, and maintenance services and insurance placement services are provided by operating subsidiaries of SRW. Certain partners of the Operating Partnership are also officers, directors, and shareholders of SRW. These agreements expire in 2005. Fees for these services are computed as follows:

            - Tenant Construction Management - The Properties pay SRW fees equal to 15% of the total cost of a project for construction management services related to tenant renovations and certain building improvements and repairs.

            - Engineering, Repair, and Maintenance - The Properties pay SRW fees for engineering, repair, and maintenance services based on time incurred and in lieu of engineering and maintenance wages and benefits to employees and payments to third-party contractors. Such amounts are based on costs incurred by SRW, including an overhead charge.

            - Insurance - The Properties pay SRW fees for insurance placement services based on a percentage of the insurance premiums.

      Total payments to SRW for the year ended December 31, 2000, were as follows (in thousands):


            Tenant construction management            $ 28,078
            Engineering, repair and maintenance         15,723
            Insurance                                      954
                                                      --------
                 Total                                $ 44,755
                                                      ========


      o For the year ended December 31, 2000, the Properties incurred environmental services fees of approximately $1,353,000, to Environmental Control Associates (ECA), a joint venture in which the Operating Partnership has a 74.61% interest. ECA owns and operates a central environmental control system that controls various energy-consuming devices, equipment, and machinery located in buildings purchasing its services. A subsidiary of SRW manages ECA for a fee.

      o Prior to January 31, 2000, one of the Properties had a lease with a health club facility owned by certain partners of the Operating Partnership. For the one month ended January 31, 2000, rental income earned under this lease approximated $29,000. The health club facility was sold to a third party on January 31, 2000.

      o Two of the Properties lease approximately 87,000 square feet of office space to SRW under noncancellable operating lease agreements. Leases for approximately 2,000 and 85,000 square feet of the office space expire in December 2001, and April 2004, respectively. The leases contain provisions for escalations in the event of increased real estate taxes and operating expenses. SRW is allocated its portion of certain rents for space shared with affiliated entities. Rent is allocated ratably based on the amount of square footage occupied by each entity. For the year ended December 31, 2000, revenues under these leases were approximately $2.6 million.

      o In August 1999 and December 1999, the Operating Partnership acquired a total of four development contracts (one third party development contract, one related party development contract, and two development contracts with Operating Partnership properties) from Charles E. Smith Construction, Inc. for approximately $1.3 million. The cost of approximately $600,000 for the two development contracts with properties not owned by the Operating Partnership but owned by related parties is included as a component of other assets on the accompanying consolidated balance sheet and will be amortized on a straight-line basis over the terms of the respective development contracts. The cost of approximately $700,000 for the two development contracts with Operating Partnership properties is recorded as a component of rental property in the accompanying consolidated balance sheets. Revenue earned by the Operating Partnership in 2000 from the two development contracts with properties not owned by the Operating Partnership but owned by related parties was approximately $341,000.

      o CESRES leases approximately 5,200 feet from a related party under an operating lease agreement on a month to month basis. The lease contains a provision for escalations in the event of increased real estate taxes and operating expenses. In addition CESRES is allocated its portion of certain rents for space shared with affiliated entities. Rent is allocated ratably based on the amount of square footage occupied by each entity. For the year ended December 31, 2000, rental payments under these leases approximated $75,000.

      o During 1992, one of the Properties bought out the lease of Crystal Food Services of Virginia, Inc. (CFS), a related entity, as part of management's decision to increase the number of nationally known retail tenants. Under the terms of the buyout, the property is required to pay CFS 100% of the increased cash flow for ten years. For the year ended December 31, 2000, payments to this entity were approximately $78,000.

9.    COMMITMENTS AND CONTINGENCIES

GROUND LEASES

Two of the Properties have ground leases that provide for an annual basic rental of the greater of $50,000 or 50% of the properties' net cash flows after certain debt service and certain operating expenses; these ground leases expire in 2062.

One of the Properties has a ground lease with certain Class A unit holders of the Operating Partnership that provides for an annual rent based upon 6 percent of the appraised value of the land, adjusted every ten years. However if the value of the land decreases, the annual rent would remain the same. This ground lease is subordinated to the mortgage debt on the property and expires in 2061. The annual rent is $548,808 for the ten-year period ending April 30, 2002.

Another one of the Properties has a ground lease that expires in 2084 and provides for a fixed rent payment that increases 5.5 percent annually. The minimum ground rent expense for 2000 was $295,104.

At the expiration of the ground leases, the land and all of the improvements thereon will revert to the ground lessor. The future minimum annual rentals as of December 31, 2000, for the ground leases are as follows (in thousands):


                                               AMOUNT
                                               ------

                 2001                         $     988
                 2002                             1,007
                 2003                             1,027
                 2004                             1,047
                 2005                             1,069
                 Thereafter                     581,993
                                              ---------
                                              $ 587,131
                                              =========

Ground rent expense for the years ended December 31, 2000, was approximately $2.3 million.

BENEFIT PLANS

Substantially all employees of the Operating Partnership are eligible to participate in the Charles E. Smith Companies Employees' Retirement Plan, a profit-sharing plan (the Plan). Contributions to the Plan consist of discretionary and matching contributions determined annually by the Board of Managers. For discretionary and matching contributions related to periods prior to December 31, 1999, and for matching contributions related to periods subsequent to December 31, 1999, vesting is based on years of continuous service. A participant is 100 percent vested in discretionary and matching contributions related to periods prior to December 31, 1999, and in matching contributions related to periods subsequent to December 31, 1999, plus earnings thereon after five years of service. Participants are immediately 100 percent vested in discretionary contributions plus earnings thereon related to periods subsequent to December 31, 1999. For the year ended December 31, 2000, contributions to the Plan included in operating expenses were approximately $535,000, of which approximately $427,000, was discretionary.

LITIGATION

CESRES and the Properties are defendants in a number of actions generally resulting from their roles as management agent or as property owners. These actions are generally insured cases and are being defended by the Properties' insurance carriers. In the opinion of management, based on the advice of legal counsel, the resolution of such litigation will not have an adverse material effect on the financial position or results of operations.

10.   FAIR VALUE OF FINANCIAL INSTRUMENTS

SFAS No. 107, DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS, requires disclosure about the fair value for all financial instruments. The carrying values of cash and cash equivalents, escrows and tenants' security deposits, receivables, accounts payable and accrued expenses, and other assets and liabilities are reasonable estimates of their fair values because of the short maturities of these instruments. As of December 31, 2000, the fair value of the line of credit approximates the carrying value. Mortgage notes payable have an aggregate fair value of approximately $1.52 billion as of December 31, 2000, based on the remaining maturities of the debt and interest rates currently available to the Properties for debt with similar terms and remaining maturities.

11.   INCENTIVE PLANS

The Operating Partnership applies Accounting Principles Board Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES, and related interpretations in accounting for its plans. Accordingly, no compensation expense has been recognized for its stock-based compensation plans other than for the restricted unit plan. Had compensation cost for the Operating Partnership employee unit option plan been determined based on the fair value at the grant date consistent with the methodology prescribed under SFAS No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION, the Operating Partnership's net income would have been reduced by approximately $1.8 million for the year ended December 31, 2000. The fair value of the options issued in 2000 is estimated at approximately $3.6 million based on the date of grant using the Black-Scholes option-pricing model. The following assumptions were used: dividend yield of 4.6%, volatility of 21.7%, average risk-free interest rate of 5.9%, and expected life of 10 years.

OPTION PLAN

The Operating Partnership maintains an employee stock and unit option plan (the Option Plan) designed for executive officers and other key employees of the Operating Partnership. The Option Plan authorizes the issuance of up to 1,836,000 Class A partnership units pursuant to options granted.

Options outstanding under the Option Plans are as follows:


                                                        WEIGHTED AVERAGE      OPTIONS
                                             NUMBER     EXERCISE PRICE      EXERCISABLE
                                             ------     --------------      -----------
            Options Outstanding,
              December 31, 1999              682,000       $   26
            Options Granted                  688,900           34
            Options Cancelled                (36,500)          29
            Options Exercised                 (1,000)          24
                                          ----------
            Options Outstanding

                  December 31, 2000        1,333,400           30              430,844
                                          ==========

The exercise price of options granted under the Option Plan may not be less than the fair market value of the limited partnership units on the date of grant. Payments for units granted under the plan must be made in cash. The weighted average remaining contractual life of options outstanding as of December 31, 2000, was 8.2 years.

Options granted under the Option Plan have a maximum term of ten years and vest generally in three to five equal installments beginning on the first anniversary of the date of grant. Generally, options terminate three months after the optionee's termination of employment with the Operating Partnership. The Executive Compensation Committee of the Board of Managers may provide, however, that an option may be exercised over a longer period following termination of employment, but in no event beyond the expiration date of the option.

RESTRICTED UNIT PLAN

The Operating Partnership adopted a restricted unit plan (the Restricted Plan) for executive officers and other key employees of the Operating Partnership. A maximum of 125,000 Class A limited partnership units may be issued under the Restricted Plan. Restricted units that have not vested at the time of an employee's termination of employment with the Operating Partnership will be forfeited except where such termination occurs by reason of death or disability. Any restricted units forfeited pursuant to the vesting provisions of the Restricted Plan will again be available for award under the Restricted Plan. As of December 31, 2000, 82,994 Class A limited partnership restricted units had been awarded to certain executive officers and key employees. These grants vest in two to four equal annual installments beginning on the first anniversary of the date of grant, subject to acceleration of vesting upon a change of control of the Operating Partnership. As of December 31, 2000, 52,436 Class A limited partnership restricted units are vested. During the year ended December 31, 2000, compensation expense related to the unit grants was approximately $536,000 based on the estimated fair market value of the Operating Partnership units at the date of grant.

12.   CONVERTIBLE, REDEEMABLE CLASS C UNITS

As discussed in Note 1, the Operating Partnership has issued 2.5 million Class C limited partnership units. The Class C unitholder has the right to cause the Operating Partnership to redeem all of its Class C units on or after October 31, 2007. The redemption price will be $24 per Class C unit, payable in cash or by a five-year note at the Operating Partnership's discretion. The Class C unitholder has the same rights in liquidation as the Class A unitholders. The Class C units are convertible into Class A units at any time at the option of the holder and will automatically convert into Class A units upon consummation of an Initial Public Offering or Public REIT Transaction, as defined. The Investor also has a contractual right to cause the Operating Partnership to redeem its Class C units in the event of a merger or similar transaction involving the Operating Partnership, for a redemption price equal to the value received in such transaction for the number of Class A units into which such Class C units are then convertible. The Class C units vote along with the Class A and Class D units as a single class on all matters, except any amendments to the terms of the Class C units, as to which they vote as a separate class. The accompanying consolidated statement of income includes net income applicable to Class A and Class C units as Class C preferential distributions do not accrue until November 1, 2007.

13.   CUMULATIVE, CONVERTIBLE, PREFERRED CLASS D UNITS

As discussed in Note 1, in March 1999, the Investor contributed to the Operating Partnership certain assets in return for approximately 7.7 million cumulative, convertible, preferred Class D limited partnership units. Each Class D preferred unit is entitled to receive a cumulative preferential cash distribution on an annual basis of $1.81 in the first year following issuance, $1.89 in the second year following issuance, $1.97 in the third year following issuance, and $2.05 in the fourth year following issuance and thereafter until February 2024. Accrued Class D preferred distribution amounts that are not paid on the applicable distribution payment dates accumulate, compounded quarterly until the arrearage is fully paid, at interest rates ranging from 7.75% during the first year following issuance to 8.50% during the fourth year following issuance and thereafter (subject to a 2% reduction in rate after a Public REIT Transaction or an Initial Public Offering). So long as any Class D preferred units are outstanding, no distributions on Class A units, Class C units, or any other class or series of units of the Operating Partnership over which the Class D preferred units have priority in the payment of distributions (Junior Units) can be declared or paid unless all accrued Class D preferred distribution amounts are declared and paid. Aggregate distributions on each Class A unit for each applicable year to date or annual period may not exceed the aggregate distributions for such period on each Class D preferred unit (subject to customary antidilution adjustments for splits, combinations and recapitalizations).

In the event of a liquidation, dissolution, or winding up of the Operating Partnership, the holders of the Class D preferred units are entitled to receive a distribution equal to the full amount of all accrued and unpaid cumulative Class D preferred distribution amounts before any distribution of assets of the Operating Partnership is made to the holders of Junior Units. Additionally, after payment of any other preferential distributions or liquidation preferences in respect of interests in the Operating Partnership, upon a liquidation, dissolution, or winding up, the holders of the Class D preferred units are also entitled to participate in the distribution of the assets of the Operating Partnership ratably with the holders of the Class A units, Class C units, and any other common units of the Operating Partnership then outstanding, in accordance with the holders' respective capital accounts.

Class D preferred units are convertible into Class A units at any time at the option of the holder on a one-for-one basis (subject to customary antidilution adjustments for splits, combinations and recapitalizations). Any accrued but unpaid Class D preferred distribution amounts outstanding at the time of such optional conversion will also be converted into Class A units at the rate of $31.50 per Class A unit (subject to similar adjustments). On February 15, 2024, all Class D preferred units will automatically convert into Class A units on a one-for-one basis (subject to similar adjustments), or if all Class D preferred distribution amounts accrued on or prior to such date have not been paid in full, then on the first date thereafter on which such payment is made in full. The Class D preferred units vote along with the Class A and Class C units as a single class on all matters except any amendments to the terms of the Class D preferred units, as to which they vote as a separate class. The Class D preferred units are not redeemable except following conversion into Class A units, and then to the same extent as other Class A units are redeemable following a Public REIT Transaction or Initial Public Offering.

The Investor has a right of first opportunity, subject to certain terms and conditions, to purchase common equity and convertible and hybrid debt securities to be issued by the Operating Partnership at a price below $31.50 per unit and to maintain its percentage equity ownership in the event that the Operating Partnership issues common equity or convertible or hybrid debt securities at a price equal to or greater than $31.50 or if the Operating Partnership issues nonconvertible preferred equity securities at any price.

The Operating Partnership granted certain indemnification rights, including the right for the Investor to be indemnified through September 3, 2000, against the Investor's ratable share (as defined) of any loss, liability, or expense incurred by the Operating Partnership in excess of $100,000 by reason of any breach or inaccuracy of the representations or warranties given by the Operating Partnership to the Investor in connection with the March 1999 Transaction, and to be indemnified through October 31, 2000, for any loss in excess of $100,000 accruing from or resulting by reason of claims of Predecessor Partners relating to the consolidation. The Operating Partnership is liable under the above indemnifications if the cumulative amount of the losses exceeds $3 million, up to a maximum liability not to exceed $10 million. The Operating Partnership has not incurred any losses by reason of any breach or inaccuracy of the representations or warranties given by the Operating Partnership to the Investor in connection with the March 1999 Transaction through October 31, 2000.

14.   SUPPLEMENTAL CASH FLOW DATA

Information on non-cash investing and cash paid for interest for the year ended December 31, 2000, is as follows (in thousands):


Cash paid for interest, net                           $ 91,472
Capitalized interest                                     2,730
Acquisition of rental property for
  Operating Partnership units                           21,268
Assumption of debt on acquisitions                      69,809
Accrued Class D preferred unit distributions             1,794

15.   SUBSEQUENT EVENTS

On January 26, 2001, the Operating Partnership implemented a new incentive compensation program whereby certain eligible employees were awarded phantom units in the Operating Partnership. These phantom units allow the holder to receive quarterly cash distributions equivalent to those received by partners of the Operating Partnership, assuming the holder is employed by the Operating Partnership at the time the distributions are paid. The phantom units are considered 50% vested two years from the grant date. At that time, the holders of the phantom units can elect to either exchange the vested phantom units for the value of the units, as determined by the Operating Partnership, or retain the phantom units and continue to receive quarterly cash distributions. If the holder elects to receive cash for the vested units, the holder will no longer receive cash distributions on those units. The phantom units are considered 100% vested four years from the grant date. Once fully vested, the holder of the phantom units will receive either the cash value for 100% of the phantom units or the remaining 50% of the phantom units depending on the holder's election made initially after two years. The holder does not have the option to continue holding the phantom units once they become fully vested. The value of the phantom units is determined solely by the Operating Partnership at the time of payment. If at any time subsequent to the grant date the employee is terminated, the phantom units cease to exist as do all benefits associated with them. The holders of the phantom units are not partners in the Operating Partnership. The Operating Partnership accrues a liability over the vesting period of the phantom units based on its estimate of the value it will pay out and records all cash distributions as expense when paid. The Operating Partnership granted 43,050 phantom units on January 26, 2001.

On May 4, 2001, SRW announced its intention to merge with Archstone Communities. The merger is expected to be consummated by October 31, 2001. Beginning in the fourth quarter of 2001 and extending through the second quarter of 2002, the Operating Partnership will establish internal personnel and resources to perform the functions previously provided by SRW including: legal, systems, human resources, payroll, accounts payable, and other administrative activities.

In June 2001, the Financial Accounting Standards Board issued SFAS No. 141, BUSINESS COMBINATIONS (effective July 1, 2001) and SFAS No. 142, GOODWILL AND OTHER INTANGIBLE ASSETS (effective January 1, 2002). SFAS No. 141 prohibits pooling-of interests accounting for acquisitions. SFAS No. 142 specifies that goodwill and some intangible assets will no longer be amortized but instead be subject to periodic impairment testing. The Operating Partnership does not believe either standard will materially impact its financial statements.

On July 5, 2001, the Operating Partnership completed a $52.5 million refinancing of Second Crystal Park Associates L.P.'s mortgage loan. The new loan bears interest at a fixed rate of 7.05% and matures on August 1, 2007. All of the proceeds from the new loan plus approximately $7.2 million in cash were used to repay the existing mortgage loan of approximately $59.7 million.

In August 2001, the Financial Accounting Standards Board issued SFAS No. 144, ACCOUNTING FOR THE IMPAIRMENT OR DISPOSAL OF LONG-LIVED ASSETS, which supersedes SFAS No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS FOR LONG-LIVED ASSETS TO BE DISPOSED OF. SFAS No. 144 is effective for the Operating Partnership in first quarter of 2002. The Operating Partnership does not believe the standard will materially impact its financial statements.

Unaudited
---------

On October 19, 2001, the Investor and the Operating Partnership entered into an agreement and plan of merger pursuant to which the Investor will purchase the remaining 66% of the Operating Partnership units it does not own. The Investor will offer to exchange .7879 of a Class A unit of the Investor for each Class A unit of the Operating Partnership. Based on an Investor unit value of $38.14, on October 18, 2001, each Operating Partnership Class A unitholder would get the equivalent of $30.05 for each Class A unit in the Operating Partnership. The estimated consideration for the remaining 66% of the Operating Partnership's Class A units is approximately $599 million of newly issued Investor Operating Partnership Units (which equates to 19.9 million Operating Partnership Class A units converted into 15.7 million Investor Operating Partnership Class A units at $38.14 per unit). This transaction, which is expected to be completed by the end of the first quarter of 2002, is subject to customary closing conditions.

                     CHARLES E. SMITH COMMERCIAL REALTY L.P.
                        CONSOLIDATED FINANCIAL STATEMENTS
                          AS OF JUNE 30, 2001 AND 2000
                                    UNAUDITED

                     CHARLES E. SMITH COMMERCIAL REALTY L.P.
                           CONSOLIDATED BALANCE SHEET
                               AS OF JUNE 30, 2001
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)


ASSETS
Rental property, net of accumulated depreciation                                       $ 1,167,330
Cash and cash equivalents                                                                    3,310
Escrows and tenants' security deposits - restricted                                         36,829
Tenant and other receivables, net of allowances
        for doubtful accounts of $615                                                       22,767
Accrued rental income                                                                       23,805
Other receivables                                                                            1,552
Deferred charges, net of accumulated amortization                                           22,079
Investment in joint venture                                                                  8,515
Other assets                                                                                 6,067
                                                                                       -----------
        Total assets                                                                   $ 1,292,254
                                                                                       ===========

LIABILITIES AND PARTNERS' DEFICIT
Liabilities:
        Mortgage notes payable                                                         $ 1,464,947
        Line of credit                                                                      28,500
        Accounts payable and accrued expenses                                               29,799
        Accounts payable - related parties                                                   4,214
        Rents received in advance                                                            5,173
        Tenants' security deposits                                                           3,826
        Other liabilities                                                                    7,544
                                                                                       -----------
                 Total liabilities                                                       1,544,003
                                                                                       -----------

Commitments and contingencies

Convertible, redeemable Class C unitholders (2.5 million units authorized, issued, and outstanding, $24 per unit carrying and redemption
        amount)                                                                             59,004

Partners' deficit:
        Cumulative, convertible, preferred Class D unitholders (7.7 million units
              authorized, issued, and outstanding)                                         241,900
        Class A unitholders (19.7 million units authorized, issued, and outstanding)      (618,367)
        Accumulated earnings                                                                65,714
                                                                                       -----------
                 Total partners' deficit                                                  (310,753)
                                                                                       -----------

        Total liabilities and partners' deficit                                        $ 1,292,254
                                                                                       ===========


  The accompanying notes are an integral part of this consolidated statement.

                     CHARLES E. SMITH COMMERCIAL REALTY L.P.
                        CONSOLIDATED STATEMENTS OF INCOME
                  (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
                                   (UNAUDITED)


                                              THREE MONTHS ENDED               SIX MONTHS ENDED
                                         -----------------------------    -----------------------------
                                         JUNE 30, 2001   JUNE 30, 2000    JUNE 30, 2001   JUNE 30, 2000
                                         -------------   -------------    -------------   -------------
REVENUES
Property rentals                           $  88,100       $  75,024        $ 175,535       $ 149,981
Expense reimbursements                         2,588           1,205            5,188           2,816
Property management and leasing                4,067           6,149            7,969          10,871
                                           ---------       ---------        ---------       ---------
     Total revenues                           94,755          82,378          188,692         163,668
                                           ---------       ---------        ---------       ---------

EXPENSES
Operating                                     20,098          19,106           39,732          37,152
Real estate taxes                              6,221           5,243           12,448          10,339
Ground rent                                      474             782            1,275           1,506
Depreciation and amortization                 13,168          10,284           25,292          20,150
General and administrative                     5,280           5,850           10,100          11,116
Other                                            223              47              394              80
                                           ---------       ---------        ---------       ---------
     Total operating expenses                 45,464          41,312           89,241          80,343
                                           ---------       ---------        ---------       ---------
Operating income                              49,291          41,066           99,451          83,325

Income from unconsolidated joint venture         170             162              267             284
Interest income                                  390             674              860           1,566
Interest expense                             (28,417)        (22,522)         (56,822)        (45,963)
Other non-operating expense, net                (989)             --             (989)             --
                                           ---------       ---------        ---------       ---------

Net income                                    20,445          19,380           42,767          39,212

Class D preferred unit distributions          (3,767)         (3,720)          (7,459)         (7,156)

Net income applicable to Class A and
                                           ---------       ---------        ---------       ---------
     Class C unitholders                   $  16,678       $  15,660        $  35,308       $  32,056
                                           =========       =========        =========       =========



 The accompanying notes are an integral part of these consolidated statements.

                     CHARLES E. SMITH COMMERCIAL REALTY L.P.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)


                                                                          SIX MONTHS ENDED   SIX MONTHS ENDED
                                                                           JUNE 30, 2001      JUNE 30, 2000
                                                                           -------------      -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income                                                              $  42,767          $  39,212
      Adjustments to reconcile net income to net cash provided by operating activities-
                 Depreciation and amortization                                  25,292             20,150
                 Amortization of deferred financing charges                      1,222                898
                 Amortization of unit grants                                       267                262
                 Provision for loss on marketable securities                     1,369                 --
                 Income from investment in joint venture                          (267)              (284)
                 Loss on disposal of fixed assets                                   21                 --
                 Lease acquisition costs                                        (1,630)              (714)
                 Increase in tenant receivables                                 (1,056)            (2,346)
                 Decrease in accrued rental income                                 488              1,788
                 Decrease (increase) in other receivables                        2,182               (742)
                 Increase in other assets                                       (3,250)            (2,810)
                 Increase in accounts payable and accrued expenses                 313                774
                 Increase (decrease) in accounts payable-related parties         2,259             (3,709)
                 Decrease (increase) in rents received in advance                 (324)               638
                 Increase in tenants' security deposits                            153                670
                 Increase in other liabilities                                     631              2,012
                                                                             ---------          ---------
                     Net cash provided by operating activities                  70,437             55,799
                                                                             ---------          ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
      Additions to rental property                                             (40,247)           (27,600)
      Acquisitions of rental property                                               --           (103,400)
      Proceeds from disposal of fixed assets                                        45                 --
      Decrease (increase) in escrows and tenants' security deposits                499            (15,141)
      Distribution from joint venture                                              351                276
                                                                             ---------          ---------
                       Net cash used in investing activities                   (39,352)          (145,865)
                                                                             ---------          ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
      Repayments of mortgages payable                                           (8,667)           (27,174)
      Proceeds from mortgages payable                                           15,384             70,000
      (Paydown of) proceeds from line of credit, net                            (5,500)            29,500
      Payment of financing fees                                                    (11)              (563)
      Repurchase of partnership units                                           (2,517)              (200)
      Contributions                                                                 --              4,036
      Distributions to partners                                                (32,319)           (24,138)
                                                                             ---------          ---------
                       Net cash (used in) provided by financing activities     (33,630)            51,461
                                                                             ---------          ---------

NET DECREASE IN CASH AND CASH EQUIVALENTS                                       (2,545)           (38,605)
CASH AND CASH EQUIVALENTS, beginning of period                                   5,855             47,287
                                                                             ---------          ---------
CASH AND CASH EQUIVALENTS, end of period                                     $   3,310          $   8,682
                                                                             =========          =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
      Cash paid for interest, net of amount capitalized                      $  56,504          $  44,656
      Capitalized interest                                                       2,124                895
NON-CASH TRANSACTIONS:
      Acquisition of rental property for Operating Partnerships units        $      --          $  21,268
      Assumption of debt on acquisitions                                            --             69,809


 The accompanying notes are an integral part of these consolidated statements.

                     CHARLES E. SMITH COMMERCIAL REALTY L.P.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                               AS OF JUNE 30, 2001
                                   (UNAUDITED)

1.    ORGANIZATION AND FORMATION OF OPERATING PARTNERSHIP

Charles E. Smith Commercial Realty L.P. (the Operating Partnership) was formed on July 25, 1997, as a Delaware limited partnership. As of June 30, 2001, the Operating Partnership had approximately 19.7 million Class A units, 2.5 million Class C units, and approximately 7.7 million Class D units outstanding. The Operating Partnership and its subsidiaries are engaged in the ownership, operation, management, leasing, acquisition, expansion, and development of primarily commercial office building properties (the Properties). The Operating Partnership also owns a 100% ownership interest in a commercial management company that provides leasing and management services to the Properties and to third parties.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The accompanying consolidated balance sheet as of June 30, 2001, the consolidated statements of income for the three and six months ended June 30, 2001 and 2000, and the consolidated statements of changes in cash flows for the six months ended June 30, 2001 and 2000, are unaudited. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and changes in cash flows have been made. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting standards generally accepted in the United States have been condensed or omitted. These consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto of the Operating Partnership for the year ended December 31, 2000. The results of operations for the three and six months ended June 30, 2001 are not necessarily indicative of the operating results for the full year.

The accompanying consolidated financial statements include all of the accounts of the Operating Partnership and its majority owned subsidiaries which it controls. All significant intercompany balances and transactions have been eliminated. The Operating Partnership's investment in an unconsolidated entity, which represents an ownership interest of twenty percent, is accounted for under the equity method.

Management has made estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

3.    RECENTLY ISSUED ACCOUNTING STANDARDS

The Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 133, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES, as amended by SFAS No. 137, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES - DEFERRAL OF THE EFFECTIVE DATE OF FASB STATEMENT NO. 133- AN AMENDMENT OF FASB STATEMENT NO. 133, which establishes accounting and reporting standards requiring every derivative instrument (including certain derivative instruments embedded in other contracts) be recorded on the balance sheet as either an asset or liability measured at its fair value. The Statement requires that changes in the derivative instrument's fair value be recognized currently in earnings unless specific hedge accounting criteria are met.

The accompanying consolidated balance sheet includes approximately $0.1 million of stock purchase warrants in other assets and approximately $1.1 million of deferred revenue in other liabilities. The stock purchase warrants were received from companies that provide fiber-optic network and broadband services to customers in exchange for access to the properties owned by the Operating Partnership. SFAS No. 133 requires the warrants to be recorded at fair value with changes in fair value recognized currently in earnings. Through June 30, 2001, the Operating Partnership recognized other non-operating expense of approximately $1.4 million related to recording the warrants to fair value. Through June 30, 2001, approximately $0.4 million of deferred revenue has been amortized and is included in other non-operating expense, net.

On April 27, 2001 and May 16, 2001, the Operating Partnership entered into two interest rate swap agreements to manage a portion of the cash flow risk associated with one of its floating rate mortgage loans. Each swap has a notional amount of $25 million and both mature on July 2, 2002. The swaps are being accounted for as hedges in accordance with SFAS No. 133. The accompanying consolidated balance sheet includes approximately $0.04 million in other liabilities related to the fair value of the interest rate swap contracts at June 30, 2001.

In June 2001, the Financial Accounting Standards Board issued SFAS No. 141, BUSINESS COMBINATIONS (effective July 1, 2001) and SFAS No. 142, GOODWILL AND OTHER INTANGIBLE ASSETS (effective January 1, 2002). SFAS No. 141 prohibits pooling-of-interests accounting for acquisitions. SFAS No. 142 specifies that goodwill and some intangible assets will no longer be amortized but instead be subject to periodic impairment testing. The Operating Partnership does not believe either standard will materially impact its financial statements.

4.    FINANCINGS AND DISPOSITIONS

On July 5, 2001, the Operating Partnership completed a $52.5 million refinancing of Second Crystal Park Associates L.P.'s mortgage loan. The new loan bears interest at a fixed rate of 7.05% and matures on August 1, 2007. All of the proceeds from the new loan plus $7.2 million in cash were used to repay the existing mortgage loan of $59.7 million.

5.    RELATED-PARTY TRANSACTIONS

On May 4, 2001, Charles E. Smith Residential Realty, Inc. (SRW), a related party, announced its intention to merge with Archstone Communities. The merger is expected to be consummated by October 31, 2001. Beginning in the fourth quarter of 2001 and extending through the second quarter of 2002, the Operating Partnership will establish internal personnel and resources to perform the functions previously provided by SRW including: legal, systems, human resources, payroll, accounts payable, and other administrative activities.

6.    PHANTOM UNIT PLAN

On January 26, 2001, the Operating Partnership implemented a new incentive compensation program whereby certain eligible employees were awarded phantom units in the Operating Partnership. These phantom units allow the holder to receive quarterly cash distributions equivalent to those received by partners of the Operating Partnership, assuming the holder is employed by the Operating Partnership at the time the distributions are paid. The phantom units are considered 50% vested two years from the grant date. At that time, the holders of the phantom units can elect to either exchange the vested phantom units for the value of the units, as determined by the Operating Partnership, or retain the phantom units and continue to receive quarterly cash distributions. If the holder elects to receive cash for the vested units, the holder will no longer receive cash distributions on those units. The phantom units are considered 100% vested four years from the grant date. Once fully vested, the holder of the phantom units will receive either the cash value for 100% of the phantom units or the remaining 50% of the phantom units depending on the holder's election made initially after two years. The holder does not have the option to continue holding the phantom units once they become fully vested. The value of the phantom units is determined solely by the Operating Partnership at the time of payment. If at any time subsequent to the grant date the employee is terminated, the phantom units cease to exist as do all benefits associated with them. The holders of the phantom units are not partners in the Operating Partnership. The Operating Partnership accrues a liability over the vesting period of the phantom units based on its estimate of the value it will pay out and records all cash distributions as expense when paid. The Operating Partnership initially granted 43,050 phantom units on January 26, 2001. As of June 30, 2001, 42,850 phantom units were issued and outstanding.

7.    SUBSEQUENT EVENTS

In August 2001, the Financial Accounting Standards Board issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, which supersedes SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. SFAS No. 144 is effective for the Operating Partnership in the first quarter of 2002. The Operating Partnership does not believe the standard will materially impact its financial statements.

On October 19, 2001, Vornado Realty Trust (the Investor) and the Operating Partnership entered into an agreement and plan of merger pursuant to which the Investor will purchase the remaining 66% of the Operating Partnership units it does not own. The Investor will offer to exchange .7879 of a Class A unit of the Investor for each Class A unit of the Operating Partnership. Based on an Investor unit value of $38.14, on October 18, 2001, each Operating Partnership Class A unitholder would get the equivalent of $30.05 for each Class A unit in the Operating Partnership. The estimated consideration for the remaining 66% of the Operating Partnership's Class A units is approximately $599 million of newly issued Investor Operating Partnership Units (which equates to 19.9 million Operating Partnership Class A units converted into 15.7 million Investor Operating Partnership Class A units at $38.14, per unit). This transaction, which is expected to be completed by the end of the first quarter of 2002, is subject to customary closing conditions.

                              VORNADO REALTY TRUST
                   PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                 (IN THOUSANDS)

            On October 19, 2001, Vornado Realty Trust ("Vornado"), a real estate investment trust organized under the laws of the State of Maryland, entered into a definitive agreement pursuant to which Charles E. Smith Commercial Realty L.P. ("CESCR") will combine its operations with Vornado. Vornado currently owns a 34% interest in CESCR. The consideration for the remaining 66% of CESCR is approximately $1,584 million, consisting of a fixed amount 15.7 million newly issued Vornado Operating Partnership units (preliminarily valued at $599 million) and $985 million of debt (66% of CESCR's total debt). Below is a summary:


                       Total   To be Acquired   Currently Owned
                     --------  --------------   ---------------
Vornado OP units     $    928     $    599         $    329
CESCR debt              1,493          985              508
                     --------     --------         --------
Total                $  2,421     $  1,584         $    837
                     ========     ========         ========


            The above does not include $30 million of estimated transaction costs which will be funded from Vornado's working capital.

            CESCR owns and manages approximately 12.4 million square feet of office properties in Washington D.C. and Northern Virginia, and manages an additional 5.8 million square feet of office and other commercial properties in the Washington D.C. area.

BASIS OF PRO FORMA PRESENTATION

            The unaudited consolidated pro forma financial information presents,
(i) the consolidated pro forma balance sheet of Vornado Realty Trust as of June 30, 2001, as if the purchase of the remaining 66% partnership interest in CESCR occurred on June 30, 2001, and (ii) the consolidated pro forma income statements of Vornado Realty Trust for the year ended December 31, 2000 and for the six months ended June 30, 2001, as if the above transaction occurred on January 1, 2000.

            The unaudited consolidated pro forma financial information is not necessarily indicative of what Vornado's actual results of operations or financial position would have been had these transactions been consummated on the dates indicated, nor does it purport to represent Vornado's results of operations or financial position for any future period. The results of operations for the period ended June 30, 2001 are not necessarily indicative of the operating results for the full year.

            The unaudited consolidated pro forma financial information should be read in conjunction with the consolidated financial statements and notes thereto included in the Vornado's Annual Report on Form 10-K for the year ended December 31, 2000, and Quarterly Report on Form 10-Q for the period ended June 30, 2001, and the consolidated financial statements and notes thereto of Charles E. Smith Commercial Realty L.P. for the year ended December 31, 2000, and the six months and three months ended June 30, 2001 and 2000 filed herewith. In management's opinion, all adjustments necessary to reflect these transactions have been made.

                              VORNADO REALTY TRUST
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                               AS OF JUNE 30, 2001

(amounts in thousands)

                                                       VORNADO          CESCR           PRO FORMA                TOTAL
                                                     HISTORICAL       HISTORICAL       ADJUSTMENTS             PRO FORMA
                                                     ----------       ----------       -----------             ---------
ASSETS

Real Estate, Net                                     $  4,134,190    $   1,167,330   $    1,299,338          $ 6,591,477
                                                                                             (3,693)(C)
                                                                                             (5,688)(D)

Investments and Advances
   to Partially-Owned Entities                          1,279,468               --         (329,251)(B)          950,217
Notes and Mortgages Receivable                            213,432            1,552               --              214,984
Cash and Cash Equivalents                                 119,920            3,310          (30,000)(F)           93,230
Receivable Arising from the
     Straight-lining of Rents                             126,592           23,805          (23,805)(A)          130,285
                                                                                              3,693 (C)
Other Assets                                              629,049           96,257          (22,079)(A)          722,945
                                                                                             14,030 (A)
                                                                                              5,688 (D)
                                                     ------------    -------------   --------------          -----------
TOTAL ASSETS                                         $  6,502,651    $   1,292,254   $      908,233          $ 8,703,138
                                                     ============    =============   ==============          ===========


LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities:
     Notes and Mortgages Payable                     $  2,284,009    $   1,464,947   $       57,800 (E)      $ 3,806,756
     Revolving Credit Facility                            450,000           28,500               --              478,500
     Other Liabilities                                    191,739           50,556               --              242,295
                                                     ------------    -------------   --------------          -----------
     Total Liabilities                                  2,925,748        1,544,003           57,800            4,527,551

Minority Interest of Unitholders
     in the Operating Partnership                       1,464,544               --          598,684 (A)        2,063,228

Convertible Redeemable Class C units                           --           59,004          (59,004)(G)               --
Shareholders' Equity                                    2,112,359         (310,753)         310,753 (G)        2,112,359
                                                     ------------    -------------   --------------          -----------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY           $  6,502,651    $   1,292,254   $      908,233          $ 8,703,138
                                                     ============    =============   ==============          ===========


      See accompanying notes to pro forma consolidated financial statements

                              VORNADO REALTY TRUST
                     PRO FORMA CONSOLIDATED INCOME STATEMENT
                     FOR THE SIX MONTHS ENDED JUNE 30, 2001

(amounts in thousands,
   except share and per share amounts)


                                                                                  HISTORICAL
                                                                           ------------------------    PRO FORMA          TOTAL
                                                                            VORNADO        CESCR      ADJUSTMENTS       PRO FORMA
                                                                          -----------   -----------   -----------       ---------
REVENUES:
Rentals                                                                    $  416,970   $   175,535   $    2,195 (H)    $ 594,700
Expense Reimbursements                                                         66,635         5,188           --           71,823
Property Management, Leasing and Other                                          5,080         7,969           --           13,049
                                                                           ----------   -----------   ----------        ---------
     Total Revenues                                                           488,685       188,692        2,195          679,572
                                                                           ----------   -----------   ----------        ---------

EXPENSES:
Operating                                                                     197,214        53,849           --          251,063
Depreciation and Amortization                                                  61,951        25,292       12,883 (I)      100,126
General and Administrative                                                     36,663        10,100           -- (J)       46,763
Costs of Acquisitions not Consummated                                           5,000            --           --            5,000
                                                                           ----------   -----------   ----------        ---------
     Total Expenses                                                           300,828        89,241       12,883          402,952
                                                                           ----------   -----------   ----------        ---------
Operating Income                                                              187,857        99,451      (10,688)         276,620
Income applicable to Alexander's                                               16,980            --           --           16,980
Income from Partially-Owned Investments                                        43,218           267      (14,195)(K)       29,290
Interest and Other Investment Income                                           29,347           860           --           30,207
Write-off of Investments in Technology Companies                              (18,284)           --           --          (18,284)
Interest and Debt Expense                                                     (93,389)      (57,811)       3,220 (L)     (147,980)
Net Gain on Sale of Real Estate                                                12,445            --           --           12,445
Net Gain From Condemnation Proceeding                                           3,050            --           --            3,050
Minority Interest:
     Perpetual preferred unit distributions                                   (34,652)           --           --          (34,652)
     Minority limited partnership earnings                                    (20,243)           --      (18,929)(M)      (39,172)
     Partially-owned entities                                                    (768)           --           --             (768)
                                                                           ----------   -----------   ----------        ---------
Income before Cumulative Effect of Change in Accounting Principle and
     Extraordinary Item
                                                                              125,561        42,767      (40,592)         127,736
Cumulative Effect of Change in Accounting Principle                            (4,110)           --           --           (4,110)
Extraordinary Item                                                              1,170            --           --            1,170
                                                                           ----------   -----------   ----------        ---------
Net Income                                                                    122,621        42,767      (40,592)         124,796
Preferred Stock Dividends                                                     (18,865)       (7,459)       7,459 (N)      (18,865)
                                                                           ----------   -----------   ----------        ---------
Net Income Applicable to Common Shares                                     $  103,756   $    35,308   $  (33,133)       $ 105,931
                                                                           ==========   ===========   ==========        =========
Net Income per Common Share, based on
     89,501,001 weighted average shares
                                                                           $     1.16                                   $    1.18
                                                                           ==========                                   =========


      See accompanying notes to pro forma consolidated financial statements

                              VORNADO REALTY TRUST
                     PRO FORMA CONSOLIDATED INCOME STATEMENT
                      FOR THE YEAR ENDED DECEMBER 31, 2000

(amounts in thousands,
   except share and per share amounts)


                                                             HISTORICAL
                                                    -------------------------     PRO FORMA       TOTAL
                                                      VORNADO        CESCR       ADJUSTMENTS    PRO FORMA
                                                    -----------    ----------    -----------    ---------
REVENUES:
Rentals                                             $   695,078    $  313,982   $   6,355 (H)   $1,015,415
Expense Reimbursements                                  120,056         7,992          --          128,048
Property Management, Leasing and Other                   11,398        22,110          --           33,508
                                                    -----------    ----------   ---------       ----------
     Total Revenues                                     826,532       344,084       6,355        1,176,971
                                                    -----------    ----------   ---------       ----------

EXPENSES:
Operating                                               318,360       105,262          --          423,622
Depreciation and Amortization                            99,846        42,998      25,766 (I)      168,610
General and Administrative                               47,911        24,105          -- (J)       72,016
                                                    -----------    ----------   ---------       ----------
     Total Expenses                                     466,117       172,365      25,766          664,248
                                                    -----------    ----------   ---------       ----------
Operating Income                                        360,415       171,719     (19,411)         512,723
Income applicable to Alexander's                         13,053            --          --           13,053
Income from Partially-Owned Investments                  90,404           596     (25,724)(K)       65,276
Interest and Other Investment Income                     32,926         2,957          --           35,883
Interest and Debt Expense                              (170,273)      (98,565)      6,440 (L)     (262,398)
Net Gain on Sale of Real Estate                          10,965            --          --           10,965
Minority Interest:
     Perpetual preferred unit distributions             (62,089)           --          --          (62,089)
     Minority limited partnership earnings              (38,320)           --     (41,442)(M)      (79,762)
     Partially-owned entities                            (1,965)           --          --           (1,965)
                                                    -----------    ----------   ---------       ----------
Income before Extraordinary Item                        235,116        76,707     (80,137)         231,686
Extraordinary Item                                       (1,125)           --          --           (1,125)
                                                    -----------    ----------   ---------       ----------
Net Income                                              233,991        76,707     (80,137)         230,561
Preferred Stock Dividends                               (38,690)      (14,412)     14,412 (N)      (38,690)
                                                    -----------    ----------   ---------       ----------
Net Income Applicable to Common Shares              $   195,301    $   62,295   $ (65,725)      $  191,871
                                                    ===========    ==========   =========       ==========
Net Income per Common Share, based on
   88,692,089 weighted average shares
                                                    $      2.20                                 $     2.16
                                                    ===========                                 ==========


      See accompanying notes to pro forma consolidated financial statements

                              VORNADO REALTY TRUST
                            SUPPLEMENTAL INFORMATION
                                    (IN 000S)

            Funds from operations for the six months ended June 30, 2001, includes (i) a charge of $5,000 for the write off of costs associated with two acquisitions not consummated and (ii) a charge of $18,284 resulting from the write-off of all of Vornado's investments in technology companies. The following table reconciles net income and funds from operations for the six months ended June 30, 2001:


                                                                       FOR THE SIX MONTHS ENDED JUNE 30, 2001
                                                                 ------------------------------------------------
                                                                      HISTORICAL
                                                                 ----------------------     PRO FORMA     TOTAL
                                                                  VORNADO       CESCR      ADJUSTMENTS  PRO FORMA
                                                                 ---------    ---------    -----------  ---------
FUNDS FROM OPERATIONS ("FFO") (1)
     Net Income                                                  $ 103,756    $  42,767    $ (40,592)   $ 105,931
     Cumulative Effect of Change in Accounting Principle             4,110           --           --        4,110
     Extraordinary Item                                             (1,170)          --           --       (1,170)
     Depreciation and Amortization of Real Property                 60,081       25,168       12,181       97,430
     Straight-lining of property rentals for rent escalations      (13,074)         510       (2,195)     (14,759)
     Leasing fees in excess of income recognized                      (248)          --           --         (248)
     Appreciation of Securities Held in Officer's Deferred
       Compensation Trust                                              669           --           --          669
     Net Gain on Sale of Real Estate                               (12,445)          --           --      (12,445)
     Net Gain on Condemnation Proceeding                            (3,050)          --           --       (3,050)
     Proportionate share of adjustments to equity in
         income of partially-owned entities to arrive at FFO        24,558           --       (8,730)      15,828
     Minority Interest in Excess of Preferential Distributions      (7,716)          --      (12,709)     (20,425)
                                                                 ---------    ---------    ---------    ---------
                                                                   155,471       68,445      (52,045)     171,871
     Series A Preferred Stock Dividends                             10,366           --           --       10,366
                                                                 ---------    ---------    ---------    ---------
FFO (1)                                                            165,837       68,445      (52,045)     182,237
Adjustments to arrive at Operating Partnership FFO:
     Addback of minority interest reflected as equity
         in the Operating Partnership                               25,951           --       31,999       57,950
                                                                 ---------    ---------    ---------    ---------
Operating Partnership FFO (2)                                    $ 191,788    $  68,445    $ (20,046)   $ 240,187
                                                                 =========    =========    =========    =========

CASH FLOW PROVIDED BY (USED IN):
     Operating Activities                                        $ 192,866    $  70,437    $ (10,975)   $ 252,328
     Investing Activities                                          (59,966)     (39,352)    (678,700)    (778,018)
     Financing Activities                                          149,969      (33,630)     678,700      795,039

Expenditures to Maintain the Assets, including
     Tenant Improvements                                         $  26,490    $   5,333    $      --    $  31,823
Leasing Commissions                                                  6,090        1,342           --        7,432
                                                                 ---------    ---------    ---------    ---------
TOTAL RECURRING CAPITAL EXPENDITURES                             $  32,580    $   6,675    $      --    $  39,255
                                                                 =========    =========    =========    =========


----------
(1) Funds from operations does not represent cash generated from operating activities in accordance with accounting principles generally accepted in the United States of America and is not necessarily indicative of cash available to fund cash needs which is disclosed in the consolidated statements of cash flows in the Company's Form 10-Q and CESCR's consolidated statements of cash flows included earlier herein. There are no material legal or functional restrictions on the use of funds from operations. Funds from operations should not be considered as an alternative to net income as an indicator of the Company's operating performance or as an alternative to cash flows as a measure of liquidity. Management considers funds from operations a supplemental measure of operating performance and along with cash flow from operating activities, financing activities and investing activities, it provides investors with an indication of the ability of the Company to incur and service debt, to make capital expenditures and to fund other cash needs. Funds from operations may not be comparable to similarly titled measures reported by other REITs since a number of REITs, including the Company, calculate funds from operations in a manner different from that used by NAREIT. Funds from operations, as defined by NAREIT, represents net income applicable to common shares before depreciation and amortization, extraordinary items and gains and losses on sales of real estate. Funds from operations as disclosed above has been modified from this definition to adjust primarily for the effect of straight-lining of property rentals for rent escalations and leasing fee income.

(2) The number of shares that should be used for determining diluted funds from operations per share and Operating Partnership ("OP") funds from operations per share is as follows:


                                                                       FOR THE SIX MONTHS ENDED JUNE 30, 2001
                                                                 ------------------------------------------------
                                                                      HISTORICAL
                                                                 ----------------------     PRO FORMA     TOTAL
  (IN 000s)                                                       VORNADO       CESCR      ADJUSTMENTS  PRO FORMA
                                                                 ---------    ---------    -----------  ---------
Shares used for determining diluted FFO per share                  97,519         --              --      97,519
Convertible OP units:
     Non-Vornado owned Class A Units                                6,628         --          15,750      22,378
     Class D Units                                                    864         --              --         864
     B-1                                                              822         --              --         822
     B-2                                                              411         --              --         411
     C-1                                                              855         --              --         855
     E-1                                                            5,680         --              --       5,680
                                                                  -------      -----         -------     -------
Shares used for determining OP diluted FFO per share              112,779         --          15,750     128,529
                                                                  =======      =====         =======     =======

                              VORNADO REALTY TRUST
                            SUPPLEMENTAL INFORMATION
                                    (IN 000S)


            The following table reconciles net income and funds from operations for the year ended December 31, 2000:


                                                                     FOR THE YEAR ENDED DECEMBER 31, 2000
                                                                 ------------------------------------------------
                                                                      HISTORICAL
                                                                 ----------------------     PRO FORMA     TOTAL
                                                                  VORNADO       CESCR      ADJUSTMENTS  PRO FORMA
                                                                 ---------    ---------    -----------  ---------
FUNDS FROM OPERATIONS ("FFO") (1)
    Net Income                                                  $   195,301   $   76,707   $  (80,137)  $   191,871
    Extraordinary Item                                                1,125           --           --         1,125
    Depreciation and Amortization of Real Property                   97,744       42,750       24,363       164,857
    Straight-lining of property rentals for rent escalations        (28,893)       3,626       (6,355)      (31,622)
    Leasing fees in excess of income recognized                       1,259           --           --         1,259
    Appreciation of Securities Held in Officer's Deferred
     Compensation Trust                                               4,765           --           --         4,765
    Net Gain on Sale of Real Estate                                 (10,965)          --           --       (10,965)
    Proportionate share of adjustments to equity in
       income of partially-owned entities to arrive at FFO           69,578           --      (15,768)       53,810
    Minority Interest in Excess of Preferential Distributions       (16,445)          --      (26,641)      (43,086)
                                                                -----------   ----------   ----------   -----------
                                                                    313,469      123,083     (104,538)      332,014
    Series A Preferred Stock Dividends                               21,689           --           --        21,689
                                                                -----------   ----------   ----------   -----------
FFO (1)                                                             335,158      123,083     (104,538)      353,703
Adjustments to arrive at Operating Partnership FFO:
    Addback of minority interest reflected as equity
         in the Operating Partnership                                52,310           --       60,497       112,807
                                                                -----------   ----------   ----------   -----------
Operating Partnership FFO (2)                                   $   387,468   $  123,083   $  (44,041)  $   466,510
                                                                ===========   ==========   ==========   ===========

CASH FLOW PROVIDED BY (USED IN):
    Operating Activities                                        $   249,921   $  123,979   $  (19,284)  $   354,616
    Investing Activities                                           (699,375)    (382,695)    (678,700)   (1,760,770)
    Financing Activities                                            473,813      217,284      678,700     1,369,797

Expenditures to Maintain the Assets, including
    Tenant Improvements                                         $    45,497   $   19,819   $       --   $    65,316
Leasing Commissions                                                  11,571        1,986           --        13,557
                                                                -----------   ----------   ----------   -----------
TOTAL RECURRING CAPITAL EXPENDITURES                            $    57,068   $   21,805   $       --   $    78,873
                                                                ===========   ==========   ==========   ===========

----------
(1) Funds from operations does not represent cash generated from operating activities in accordance with accounting principles generally accepted in the United States of America and is not necessarily indicative of cash available to fund cash needs which is disclosed in the consolidated statements of cash flows in the Company's Form 10-K and CESCR's consolidated statements of cash flows included earlier herein. There are no material legal or functional restrictions on the use of funds from operations. Funds from operations should not be considered as an alternative to net income as an indicator of the Company's operating performance or as an alternative to cash flows as a measure of liquidity. Management considers funds from operations a supplemental measure of operating performance and along with cash flow from operating activities, financing activities and investing activities, it provides investors with an indication of the ability of the Company to incur and service debt, to make capital expenditures and to fund other cash needs. Funds from operations may not be comparable to similarly titled measures reported by other REITs since a number of REITs, including the Company, calculate funds from operations in a manner different from that used by NAREIT. Funds from operations, as defined by NAREIT, represents net income applicable to common shares before depreciation and amortization, extraordinary items and gains and losses on sales of real estate. Funds from operations as disclosed above has been modified from this definition to adjust primarily for (i) the effect of straight-lining of property rentals for rent escalations and leasing fee income, and (ii) the reversal of income taxes (benefit) which are considered non-recurring because of the conversion of Temperature Controlled Logistics companies to REITs in 2000.

(2) The number of shares that should be used for determining diluted funds from operations per share and Operating Partnership ("OP") funds from operations per share is as follows:



                                                                     FOR THE YEAR ENDED DECEMBER 31, 2000
                                                                 ------------------------------------------------
                                                                      HISTORICAL
                                                                 ----------------------     PRO FORMA     TOTAL
     (IN 000s)                                                    VORNADO       CESCR      ADJUSTMENTS  PRO FORMA
                                                                 ---------    ---------    -----------  ---------
Shares used for determining diluted FFO per share                   96,710         --               --     96,710
Convertible OP units:
     Non-Vornado Owned Class A Units                                 6,457         --           15,750     22,207
     Class D Units                                                     869         --               --        869
     B-1                                                               822         --               --        822
     B-2                                                               411         --               --        411
     C-1                                                               855         --               --        855
     E-1                                                             5,680         --               --      5,680
                                                                 ---------     ------        ---------   --------
Shares used for determining OP diluted FFO per share               111,804         --           15,750    127,554
                                                                 =========     ======        =========   ========

                              VORNADO REALTY TRUST
                            SUPPLEMENTAL INFORMATION



EBITDA BY SEGMENT:                     FOR THE SIX MONTHS ENDED JUNE 30, 2001
                                  -------------------------------------------------
                                  HISTORICAL                 PRO FORMA
                                    VORNADO           %       VORNADO          %
                                   ---------    ---------    ---------    ---------
NYC Office                         $ 147,553           39%   $ 147,553           32%
CESCR                                 42,475           11%     126,380           27%
                                   ---------    ---------    ---------    ---------
    Total Office                     190,028           50%     273,933           59%
Retail                                58,417           15%      58,417           13%
Merchandise Mart                      53,550           14%      53,550           11%
Temperature Controlled Logistics      40,147           11%      40,147            9%
Other (2)                             36,192           10%      36,192            8%
                                   ---------    ---------    ---------    ---------
Total EBITDA (1) (2)               $ 378,334          100%   $ 462,239          100%
                                   =========    =========    =========    =========


                                          FOR THE YEAR ENDED DECEMBER 31, 2000
                                   ------------------------------------------------
                                   HISTORICAL                PRO FORMA
                                    VORNADO           %       VORNADO         %
                                   ---------     --------    ---------     --------
NYC Office                         $ 255,369           35%   $ 255,369           29%
CESCR                                 75,656           10%     221,896           25%
                                   ---------     --------    ---------     --------
    Total Office                     331,025           45%     477,265           54%
Retail                               121,786           16%     121,786           14%
Merchandise Mart                      91,858           12%      91,858           10%
Temperature Controlled Logistics      93,160           13%      93,160           11%
Other                                101,046           14%     101,046           11%
                                   ---------     --------    ---------     --------
Total EBITDA (1)                   $ 738,875          100%   $ 885,115          100%
                                   =========     ========    =========     ========


----------

(1) EBITDA represents income before interest, taxes, depreciation and amortization, extraordinary or non-recurring items, gains or losses on sales of real estate, the effect of straight-lining of property rentals for rent escalations and minority interest. Management considers EBITDA a supplemental measure for making decisions and assessing the performance of its segments. EBITDA may not be comparable to similarly titled measures employed by other companies.

(2) EBITDA for the six months ended June 30, 2001 includes $5,000 for costs of acquisitions not consummated and $18,284 for the write off of Vornado's investments in technology companies.

                              VORNADO REALTY TRUST
              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                 (IN THOUSANDS)


(A)   Excess of fair value over net assets acquired:
              Vornado's existing ownership interest........................................      $     329,251
              Cost of 66% interest to be acquired:
                  Value of Vornado Realty L.P. units issued.................    $  598,684
                  CESCR phantom units acquired for cash.....................         1,200
                  Estimated transactions costs..............................        28,800
                                                                                ----------
                                                                                                       628,684
                                                                                                 -------------
                                                                                                       957,935
              CESCR historical net deficit acquired........................................            251,749
                                                                                                 -------------
                                                                                                     1,209,684

              Elimination of deferred rent receivable arising from straight lining of
                 rent escalations..........................................................             23,805
              Elimination of deferred charges..............................................             22,079
                                                                                                 -------------
              Excess of fair value over net assets acquired................................      $   1,255,568
                                                                                                 =============

      Balance Sheet Allocation:
              Adjustment to real estate....................................................      $   1,299,338
              Fair value of management company.............................................             14,030
                                                                                                 -------------
              Total Assets.................................................................          1,313,368
              Adjustment to fair value CESCR outstanding debt..............................            (57,800)
                                                                                                 -------------
              Excess of fair value over net assets acquired................................      $   1,255,568
                                                                                                 =============


(B) Elimination of Vornado's existing ownership interest in CESCR which was accounted for on the equity method.

(C) Carryover basis of CESCR receivable arising from the straight lining of rents related to portion of the business already owned by Vornado.

(D) Carryover basis of CESCR deferred charges related to the portion of the business already owned by Vornado.

(E)   Adjustment to fair value CESCR outstanding debt at June 30, 2001.

(F) To record estimated transaction costs funded from Vornado's working capital.

(G)   To eliminate CESCR preferred redeemable and common equity.

                              VORNADO REALTY TRUST
              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                 (IN THOUSANDS)

(H) To adjust rental income arising from straight-line rent to reflect the straight-lining of leases containing rent step-ups over the lease terms from January 1, 2000.

(I) To adjust depreciation and amortization for the acquisition of CESCR, assuming a depreciable life of 40 years on the real estate and 10 years on the intangible asset - management company.

(J) Management estimates that there will be a reduction of general and administrative expenses as a result of the acquisition of approximately $4 million annually. This reduction has not been reflected in the pro forma financial statements as there can be no assurance that the Company will be successful in the realization of these savings.

(K)   To eliminate Vornado's equity in income of CESCR.

(L) To adjust interest expense for the amortization of the mark-to-market adjustment on CESCR outstanding debt using the effective interest rate method.

(M) To adjust minority interest for units issued to CESCR partners. Vornado Realty Trust currently owns 86% of Vornado Realty L.P. and is the sole general partner. Subsequent to the above transaction Vornado will own approximately 75% of Vornado Realty L.P. and remain the sole general partner.

(N) To eliminate the CESCR preferred dividend paid to Vornado prior to the acquisition.

SIGNATURES




            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                        VORNADO REALTY TRUST
                   --------------------------------
                            (Registrant)

Date:  October 19, 2001                 By: /s/ Joseph Macnow
                                           ------------------------------------
                                           JOSEPH MACNOW
                                           Executive Vice President--Finance and
                                           Administration and
                                           Chief Financial Officer

INDEX TO EXHIBITS


EXHIBIT NO.        EXHIBIT
-----------        -------

23.1               Consent of Arthur Andersen LLP